UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 28, 2005
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda (Address, including zip code, of principal executive offices)	P.O. Box HM 1282 Hamilton HM FX Bermuda (Mailing address)

(441) 296-5858 (Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2005, PXRE Group Ltd. (the “Company”) issued a press release (the “Press Release”) announcing the Company's results for the quarter ended March 31, 2005. A copy of the Press Release and the preliminary Unaudited Financial Statements as of and for the quarter ended March 31, 2005 (excluding footnotes) are attached hereto as Exhibits 99.1 and 99.2 to this Form 8-K. Exhibits 99.1 and 99.2 hereto are each being furnished pursuant to Item 2.02 of Form 8-K and are therefore not to be considered "filed" with the Securities and Exchange Commission (the “SEC”).

Item 8.01. Other Events

On April 28, 2005, the Company announced that its Board of Directors approved a regular quarterly cash dividend of $0.12 per common share, representing a 100 percent increase over the $0.06 per share paid last quarter. The dividend will be paid on May 23, 2005, to shareholders of record as of May 9, 2005. A copy of the Press Release is attached hereto as Exhibit 99.3.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No. Description

99.1 Press release of PXRE Group Ltd. dated April 28, 2005 containing financial information for the quarter ended March 31, 2005.

99.2 Preliminary Unaudited Financial Statements as of and for the quarter ended March 31, 2005 (excluding footnotes).

99.3 Press release of PXRE Group Ltd. Dated April 28, 2005 regarding an increase in the Company’s quarterly dividend to $0.12 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd.
(Registrant)

	By:	/s/ Robert P. Myron
	Name: Title:	Robert P. Myron Senior Vice President & Treasurer

Date: April 28, 2005